UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2013

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite 300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Nuverra Environmental Solutions, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effectuate a 1-for-10 reverse stock split of its common stock (the “Reverse Stock Split”), effective December 3, 2013, pursuant to which every ten shares of the Company’s pre-split common stock has been combined and reclassified into one share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof. As a result of the Reverse Stock Split, the Company’s common stock has a new CUSIP number (67091K203), but the par value and other terms of the common stock were not affected by the Reverse Stock Split.

As previously disclosed, the Company’s shareholders approved the Reverse Stock Split and the corresponding amendment to the Company’s Amended and Restated Certificate of Incorporation at a special meeting held on November 9, 2012, and in accordance with such shareholder approval the Board of Directors of the Company on November 6, 2013 determined the 1-for-10 split ratio and otherwise authorized the implementation of the Reverse Stock Split.

A copy of the Certificate of Amendment to its Restated Certificate of Incorporation, as amended, is being filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference. A copy of the Company’s press release announcing the effectuation of the Reverse Stock Split is also being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Fourth Certificate of Amendment of Amended and Restated Certificate of Incorporation

99.1	Press Release dated December 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: December 3, 2013	By:	/s/ Christopher E. Kevane
	Name:	Christopher E. Kevane
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fourth Certificate of Amendment of Amended and Restated Certificate of Incorporation

99.1	Press Release dated December 3, 2013